Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	August 1, 2012
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Second Quarter Ended June 30, 2012

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the second quarter ended June 30, 2012.

Funds from operations (“FFO”) allocable to common and dilutive shares before non-cash and other adjustments were $37.3 million, or $1.18 per common and dilutive share for the three months ended June 30, 2012, a 5.4% per share increase from the three months ended June 30, 2011 of $36.0 million, or $1.12 per common and dilutive share before non-cash and other adjustments. FFO allocable to common and dilutive shares before non-cash and other adjustments was $74.4 million, or $2.35 per common and dilutive share for the six months ended June 30, 2012, a 6.3% per share increase from the six months ended June 30, 2011 of $71.0 million, or $2.21 per common and dilutive share before non-cash and other adjustments. The increase in FFO per common and dilutive share before non-cash and other adjustments for the three and six months ended June 30, 2012 over the same periods in 2011 was primarily due to the increase in net operating income from Non-Same Park facilities partially offset by increases in interest expense, preferred equity distributions and general and administrative expenses.

FFO allocable to common and dilutive shares was $29.1 million, or $0.92 per common and dilutive share for the three months ended June 30, 2012, a 17.1% per share decrease from the three months ended June 30, 2011 of $35.8 million, or $1.11 per common and dilutive share. FFO allocable to common and dilutive shares was $61.0 million, or $1.92 per common and dilutive share for the six months ended June 30, 2012, a 21.0% per share decrease from the six months ended June 30, 2011 of $78.2 million, or $2.43 per common and dilutive share. In order to provide a meaningful period-to-period comparison, the following table summarizes the impact of non-cash and other adjustments which include non-cash distributions related to the redemption of preferred equity, the gain on the below par repurchase of preferred equity and acquisition transaction costs on the Company’s FFO per common and dilutive share for the three and six months ended June 30, 2012 and 2011:

	For The Three Months Ended June 30,			For The Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
FFO per common and dilutive share, before non-cash and other adjustments	$1.18	$1.12	5.4%	$2.35	$2.21	6.3%
Acquisition transaction costs	—	(0.01)	—	—	(0.01)	—
Non-cash distributions related to the redemption of preferred equity	(0.26)	—	—	(0.43)	—	—
Gain on the repurchase of preferred equity	—	—	—	—	0.23	—

FFO per common and dilutive share, as reported	$0.92	$1.11	(17.1%)	$1.92	$2.43	(21.0%)

Rental income increased $12.7 million, or 17.3%, from $73.0 million for the three months ended June 30, 2011 to $85.6 million for the three months ended June 30, 2012 primarily as a result of a $12.4 million increase in rental income from Non-Same Park facilities. Net income allocable to common shareholders decreased $10.0 million, or 87.6%, from $11.4 million, or $0.46 per diluted share, for the three months ended June 30, 2011 to $1.4 million, or $0.06 per diluted share, for the three months ended June 30, 2012. Rental income increased $23.9 million, or 16.3%, from $146.4 million for the six months ended June 30, 2011 to $170.3 million for the six months ended June 30, 2012 as a result of a $24.7 million increase in rental income from Non-Same Park facilities, partially offset by an $866,000 decrease from the Same Park portfolio. Net income allocable to common shareholders decreased $23.1 million, or 82.5%, from $27.9 million, or $1.13 per diluted share, for the six months ended June 30, 2011 to $4.9 million, or $0.20 per diluted share, for the six months ended June 30, 2012. The decrease in net income allocable to common shareholders for the three and six months was primarily due to the net impact of non-cash preferred equity transactions and increases in interest expense, depreciation and amortization and preferred equity distributions, partially offset by an increase in net operating income.

Property Operations

In order to evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). Effective January 1, 2012, the Company revised its Same Park definition to include all operating properties owned or acquired prior to January 1, 2010. We believe that this will provide the most meaningful perspective on how our assets are performing period to period, while not inflating comparative growth results with the continued lease-up of recently acquired assets. Operating properties that the Company acquired subsequent to January 1, 2010 are referred to as “Non-Same Park.” For the three months ended June 30, 2012 and 2011, the Same Park facilities constitute 19.2 million rentable square feet, representing 70.7% of the 27.1 million square feet in the Company’s portfolio as of June 30, 2012.

The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2012 and 2011 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months Ended June 30,			For The Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Rental income:
Same Park (19.2 million rentable square feet) (1)	$63,457	$63,245	0.3%	$126,472	$127,338	(0.7%)
Non-Same Park (8.0 million rentable square feet) (2)	22,170	9,725	128.0%	43,832	19,093	129.6%

Total rental income	85,627	72,970	17.3%	170,304	146,431	16.3%

Cost of operations:
Same Park	20,218	20,497	(1.4%)	40,951	42,376	(3.4%)
Non-Same Park	7,499	3,659	104.9%	14,881	7,435	100.1%

Total cost of operations	27,717	24,156	14.7%	55,832	49,811	12.1%

Net operating income (3):
Same Park (1)	43,239	42,748	1.1%	85,521	84,962	0.7%
Non-Same Park	14,671	6,066	141.9%	28,951	11,658	148.3%

Total net operating income	57,910	48,814	18.6%	114,472	96,620	18.5%

Other:
Facility management fees	164	169	(3.0%)	330	347	(4.9%)
Other income and expense	(5,133)	(1,102)	365.8%	(10,438)	(2,223)	369.5%
Depreciation and amortization	(27,198)	(20,988)	29.6%	(54,442)	(41,718)	30.5%
General and administrative	(2,412)	(1,530)	57.6%	(4,685)	(3,100)	51.1%
Acquisition transaction costs	—	(218)	(100.0%)	—	(218)	(100.0%)

Income from continuing operations	$23,331	$25,145	7.2%	$45,237	$49,708	(9.0%)

Same Park gross margin (4)	68.1%	67.6%	0.7%	67.6%	66.7%	1.3%
Same Park weighted average occupancy	91.9%	90.9%	1.1%	92.1%	91.0%	1.2%
Non-Same Park weighted average occupancy	82.8%	75.0%		82.0%	74.0%
Same Park annualized realized rent per square foot (5)	$14.40	$14.51	(0.8%)	$14.32	$14.59	(1.9%)

(1)	See above for a definition of Same Park.
(2)	See above for a definition of Non-Same Park.
(3)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(4)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.
(5)	Same Park annualized realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.

Preferred Equity Transactions

On May 14, 2012, the Company issued $350.0 million or 14.0 million depositary shares, each representing 1/1,000 of a share of the 6.00% Cumulative Preferred Stock, Series T, at $25.00 per depositary share. The Company used the proceeds from this issuance to redeem $158.5 million, or 6,340,776 depositary shares, each representing 1/1,000 of a share of the 7.00% Cumulative Preferred Stock, Series H; $68.6 million, or 2,745,050 depositary shares, each representing 1/1,000 of a share of the 6.875% Cumulative Preferred Stock, Series I; and $5.6 million, or 223,300 units of its 7.125% Series N Cumulative Redeemable Preferred Units during June, 2012. The remaining net proceeds were used to reduce the Company’s unsecured debt.

In connection with the Series H, I and N redemptions, the Company reported the excess of the redemption amount over the carrying amount of $8.2 million, representing the original issuance costs, as a reduction of net income allocable to common shareholders and unit holders for the three months ended June 30, 2012.

Property Acquisition

On July 24, 2012, the Company acquired a 958,000 square foot industrial park consisting of eight single-story buildings located in Kent Valley, Washington, for a purchase price of $37.6 million. The park was 52.3% occupied at the time of acquisition.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended June 30, 2012:

Ratio of FFO to fixed charges (1)	10.7	x
Ratio of FFO to fixed charges and preferred distributions (1)	3.0	x
Debt and preferred equity to total market capitalization (based on common stock price of $67.72 at June 30, 2012)	38.0%
Available balance under the $250.0 million unsecured credit facility at June 30, 2012	$250.0 million

(1)	Fixed charges include interest expense of $5.2 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on July 30, 2012. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable September 27, 2012 to shareholders of record on September 12, 2012.

Series	Dividend Rate	Dividend Declared
Series P	6.700%	$0.418750
Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2012, the Company wholly owned 27.2 million rentable square feet with approximately 4,500 customers located in eight states, concentrated in California (11.1 million sq. ft.), Virginia (4.2 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.3 million sq. ft.), Maryland (2.4 million sq. ft.), Oregon (1.3 million sq. ft.), Arizona (0.7 million sq. ft.) and Washington (0.5 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Thursday, August 2, 2012, at 8:00 a.m. (PDT) to discuss the second quarter results. The toll free number is (888) 299-3246; the conference ID is 99166002. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 9, 2012 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$3,036	$4,980
Real estate facilities, at cost:
Land	772,573	772,573
Buildings and equipment	2,178,330	2,155,772

	2,950,903	2,928,345
Accumulated depreciation	(893,883)	(845,700)

	2,057,020	2,082,645
Properties held for disposition, net	1,195	1,218
Land held for development	6,829	6,829

	2,065,044	2,090,692
Rent receivable	5,415	3,198
Deferred rent receivable	25,078	23,388
Other assets	14,806	16,361

Total assets	$2,113,379	$2,138,619

LIABILITIES AND EQUITY
Accrued and other liabilities	$68,348	$60,940
Credit facility	—	185,000
Term loan	240,000	250,000
Mortgage notes payable	281,662	282,084

Total liabilities	590,010	778,024
Commitments and contingencies
Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 31,490 and 23,942 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	787,250	598,546
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,247,428 and 24,128,184 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	241	240
Paid-in capital	535,712	534,322
Cumulative net income	922,108	878,704
Cumulative distributions	(892,374)	(832,607)

Total PS Business Parks, Inc.’s shareholders’ equity	1,352,937	1,179,205
Noncontrolling interests:
Preferred units	—	5,583
Common units	170,432	175,807

Total noncontrolling interests	170,432	181,390

Total equity	1,523,369	1,360,595

Total liabilities and equity	$2,113,379	$2,138,619

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental income	$85,627	$72,970	$170,304	$146,431
Facility management fees	164	169	330	347

Total operating revenues	85,791	73,139	170,634	146,778

Expenses:
Cost of operations	27,717	24,156	55,832	49,811
Depreciation and amortization	27,198	20,988	54,442	41,718
General and administrative	2,412	1,748	4,685	3,318

Total operating expenses	57,327	46,892	114,959	94,847

Other income and (expense):
Interest and other income	80	43	123	137
Interest expense	(5,213)	(1,145)	(10,561)	(2,360)

Total other income and (expense)	(5,133)	(1,102)	(10,438)	(2,223)

Income from continuing operations	23,331	25,145	45,237	49,708

Discontinued operations:
Income (loss) from discontinued operations	24	162	(37)	272

Total discontinued operations	24	162	(37)	272

Net income	$23,355	$25,307	$45,200	$49,980

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$425	$3,362	$1,473	$8,262
Noncontrolling interests — preferred units	224	100	323	(7,190)

Total net income allocable to noncontrolling interests	649	3,462	1,796	1,072

Net income allocable to PS Business Parks, Inc.:
Common shareholders	1,410	11,374	4,878	27,937
Preferred shareholders	21,264	10,449	38,450	20,899
Restricted stock unit holders	32	22	76	72

Total net income allocable to PS Business Parks, Inc.	22,706	21,845	43,404	48,908

	$23,355	$25,307	$45,200	$49,980

Net income per common share — basic:
Continuing operations	$0.06	$0.46	$0.20	$1.12
Discontinued operations	$—	$0.01	$—	$0.01
Net income	$0.06	$0.46	$0.20	$1.13
Net income per common share — diluted:
Continuing operations	$0.06	$0.45	$0.20	$1.12
Discontinued operations	$—	$0.01	$—	$0.01
Net income	$0.06	$0.46	$0.20	$1.13
Weighted average common shares outstanding:
Basic	24,234	24,715	24,195	24,700

Diluted	24,324	24,807	24,286	24,800

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2012	2011	2012	2011
Computation of Diluted Funds From Operations (“FFO”) (1):
Net income allocable to common shareholders	$1,410	$11,374	$4,878	$27,937
Adjustments:
Depreciation and amortization	27,239	21,058	54,538	41,917
Net income allocable to noncontrolling interests — common units	425	3,362	1,473	8,262
Net income allocable to restricted stock unit holders	32	22	76	72

FFO allocable to common and dilutive shares	$29,106	$35,816	$60,965	$78,188

Weighted average common shares outstanding	24,234	24,715	24,195	24,700
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	111	58	110	67
Weighted average common share equivalents outstanding	90	92	91	100

Total common and dilutive shares	31,740	32,170	31,701	32,172

FFO per common and dilutive share	$0.92	$1.11	$1.92	$2.43

Computation of Funds Available for Distribution (“FAD”) (2):
FFO allocable to common and dilutive shares	$29,106	$35,816	$60,965	$78,188
Adjustments:
Recurring capital improvements	(1,115)	(1,458)	(2,231)	(2,314)
Tenant improvements	(11,337)	(6,189)	(18,920)	(10,877)
Lease commissions	(1,739)	(1,405)	(3,008)	(2,885)
Straight-line rent	(782)	(102)	(1,918)	(383)
Non-cash stock compensation expense	1,412	363	2,677	822
In-place lease adjustment	127	212	286	421
Tenant improvement reimbursements, net of lease incentives	(179)	(237)	(349)	(432)
Non-cash distributions related to the redemption of preferred equity	8,208	—	13,468	—
Gain on repurchase of preferred equity, net of issuance costs	—	—	—	(7,389)

FAD	$23,701	$27,000	$50,969	$55,151

Distributions to common and dilutive shares	$13,914	$14,111	$27,821	$28,225

Distribution payout ratio	58.7%	52.3%	54.6%	51.2%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.